Exhibit 10.3




        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND AN OPINION OF COUNSEL REASONABLE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

        THIS SECURITY, AND THE SHARES ISSUABLE UPON EXERCISE HEREOF, ARE SUBJECT TO THE RIGHTS TO REPURCHASE CONTAINED HEREIN AND THE RESTRICTIONS ON TRANSFER CONTAINED HEREIN AND IN THE SHAREHOLDERS AGREEMENT DATED AS OF MAY 1, 1998 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF). NO REGISTRATION OF TRANSFER OF SUCH SECURITY OR SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER AND NO SHARES SHALL BE ISSUED TO ANY PERSON OTHER THAN THE REGISTERED HOLDER OF THIS SECURITY UNLESS AND UNTIL ALL APPLICABLE RESTRICTIONS ON TRANSFER CONTAINED IN SUCH SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH.


                             STOCK PURCHASE WARRANT


Date of Issuance: May 1, 1998                                  Certificate No. 1


       For value received, CHADMOORE WIRELESS GROUP, INC., a Colorado corporation the "Company"), hereby grants to RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership, or its registered assigns (the "Registered Holder"), the right to purchase from the Company, at any time or from time to time during the Exercise Period, 4,000,000 Warrant Shares at the Exercise Price. This Warrant is issued to REI on the Date of Issuance pursuant to the Investment Agreement. The Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment and subject to rights to receive other securities, all as provided herein. Certain capitalized terms used herein are defined in Section 5 hereof. This Warrant is subject to the following provisions:

        SECTION 1.  Exercise of Warrant.

        1A. Exercise Period. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time, commencing on the Date of Issuance through 5:00 p.m., Nevada time, on May 1, 2001, or, if such day is not a Business Day, on the next succeeding Business Day (the "Exercise Period").

        1B.    Exercise Procedure.

               (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

                       (a) a  completed  Exercise  Agreement,  as  described  in
        Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                       (b)    this Warrant;

                       (c) if the Purchaser is not the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser; and

                       (d) a check or wire transfer payable to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price").

               (ii) Certificates for Warrant Shares (rounded up to the nearest whole share) purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three Business Days after the date of the Exercise Time.

               (iii) Notwithstanding (ii) above, in lieu of delivery of certificates for all or part of the Warrant Shares with respect to which this Warrant is being exercised, the Purchaser, at its option, may elect to receive and the Company shall then deliver to the Purchaser (a) such number of shares of Preferred Stock of the Company as shall be designated by the Purchaser having an aggregate stated value equal to the Aggregate Exercise Price of the Warrant Shares with respect to which the Purchaser is making this election and which Preferred Stock shall have terms identical in all respects with those of the Preferred Purchased Stock, except that the stated value per share of such Preferred Stock shall be equal to the Exercise Price in effect at the Exercise Time ("New Preferred Shares") and (b) a warrant, on terms identical in all respects with this Warrant, except that (w) the exercise period shall be for five and one-half years after the date of the issuance thereof, (x) the terms and provisions of Section 9 hereof shall not be applicable, (y) the number of shares acquirable thereunder shall be equal to the number of Warrant Shares with respect to which the Purchaser is making this election, and (z) the exercise price thereunder shall be equal to the Exercise Price hereunder in effect at the Exercise Time. The Purchaser may exercise its rights under this clause by delivering notice to the Company within three Business Days of the Exercise Time.

               (iv) Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within three Business Days after the date of the Exercise Time, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

               (v) The Warrant Shares and New Preferred Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares or New Preferred Shares at the Exercise Time.

               (vi) The issuance of certificates for Warrant Shares or New Preferred Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares or New Preferred Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrants or any certificates representing Warrant Shares or New Preferred Shares in a name other than that of a Registered Holder, and the Company shall not be required to issue or deliver such Warrant or certificate for Warrant Shares or New Preferred Shares unless and until the Person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

               (vii) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares or New Preferred Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share, if any, of the unissued Warrant Shares and New Preferred Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, in addition to all other rights which the Registered Holder or Purchaser may have at law or in equity, the Purchaser may (but shall not be obligated to) purchase Warrant Shares or New Preferred Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

               (viii) The Company shall assist and cooperate with any reasonable request by the Registered Holder or Purchaser in connection with any governmental filings or approvals required to be obtained or made by any of them prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings or obtaining any approvals required to be made or obtained by the Company).

                (ix) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, sale of assets or otherwise), then such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

               (x) The Company shall at all times reserve and keep available (x) out of its authorized but unissued Warrant Shares and solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant and (y) upon creation of the New Preferred Shares, out of its authorized but unissued Preferred Stock, the maximum number of New Preferred Shares issuable upon the exercise of this Warrant. All Warrant Shares and New Preferred Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares and New Preferred Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance) or any violation by the Company of any agreement to which the Company or any of its assets or properties may be subject. The Company will cause the Warrant Shares, immediately upon such exercise, to be listed on each domestic securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares are listed or quoted at the time of such exercise.

               (xi) If the Warrant Shares or New Preferred Shares issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities, then the Company shall, at the Purchaser's option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares or New Preferred Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares or New
Preferred Shares issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

        1C. Exercise Agreement. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth in Exhibit I hereto, except that if the Warrant Shares or New Preferred Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

        SECTION 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, as provided in this Section 2.

        2A. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever, on or after the Date of Issuance, either (x) the Company issues or sells, or in accordance with Section 2B is deemed to have issued or sold, other than pursuant to a Permitted Issuance, other than upon the exercise, exchange or conversion of Floating Price Securities and other than pursuant to an event for which an adjustment is made pursuant to Section 2C, any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale or (y) the Company issues or sells any shares of Common Stock upon exercise, exchange or conversion of any Floating Price Securities for a consideration per share less than the Deemed Issue Price in effect immediately prior to such issuance, then immediately upon such issuance or sale (A) the Exercise Price shall be reduced to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Exercise Price in effect immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying the Exercise Price in effect immediately prior to such issuance or sale by the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale and (B) in the case of an issuance described in (y) above, the Deemed Issue Price shall be reduced in a manner proportional to the reduction to the Exercise Price pursuant to clause (A) above. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable (whether or not then acquirable or subject to a contingency) upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of this Section 2, the calculation of the number of shares of Common Stock Deemed Outstanding shall exclude the number of Warrant Shares issuable upon exercise of the Warrants.

        2B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 2A, the following shall be applicable:

               (i) Issuance of Rights or Options. If the Company in any manner grants any rights or options to subscribe for or to purchase (including, without limitation, the issuance of any notes or other debt instruments convertible into or payable in) Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (including without limitation

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
convertible common stock) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") other than a Permitted Issuance, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to such issuance or sale, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which are exercisable for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this Section 2B, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

               (iii) Change in Option Price or Conversion Rate. If either the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible

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
Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time (other than with respect to Options or Convertible Securities constituting Floating Price Securities which are the subject of 2A(y)), the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares shall be correspondingly readjusted; provided, that no readjustment shall be made pursuant to this clause
(iii) in respect of any Warrant Shares which have been issued on or prior to the occurrence of any action otherwise requiring such readjustment.

               (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, in either case without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares acquirable hereunder (whether or not then acquirable or subject to a contingency) shall be adjusted to the Exercise Price and number of Warrant Shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent not exercised in full and outstanding immediately prior to such expiration or termination, never been issued; provided, that no readjustment shall be made under this clause (iv) in respect of any Warrant Shares which have been issued on or prior to such expiration or termination.

               (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger or other business combination in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or marketable securities shall be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent investment banking or appraisal firm jointly selected by the Company and the Required Holders, whose determination shall be final and binding on the Company and the Registered Holder. If the Required Holders and the Company are unable to agree upon an independent investment banking or appraisal firm, then the Required Holders shall select one such independent investment banking or appraisal firm and the Company shall select another such firm, and the calculation of fair value shall be made by a third independent investment banking or appraisal firm that has been selected by the two firms so chosen by the

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
Required Holders and the Company. In each such case, the firm calculating fair value shall submit to the Company and to each Registered Holder such firm's written opinion addressed to each such Registered Holder setting forth such determination of fair value. If the independent investment banking or appraisal firm gives a range for its calculation of fair value, then fair value for purposes of this paragraph shall be the midpoint of such range. The fees and expenses of such firm shall be paid by the Company.

               (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Option shall be deemed to have been issued for no consideration.

               (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any direct or indirect subsidiary of the Company and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
(B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

        2C. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of the Common Stock in the form of shares of Common Stock, then the Exercise Price and Deemed Issue Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency), as the case may be, shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, then the Exercise Price and Deemed Issue Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency), as the case may be, shall be proportionately decreased.

        2D. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Required Holders) to ensure that such Registered Holder shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants (whether or not then acquirable or subject to a contingency), such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable (whether or not then acquirable or subject to a contingency) upon exercise of such Registered Holder's Warrants had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Required Holders) with respect to such Registered Holder's rights and interests to insure that the provisions hereof (including, without limitation, Sections 2, 3 and 4) shall thereafter be applicable to the Warrants (including, without limitation, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the product of the Exercise Price immediately prior to such Organic Change multiplied by the ratio of such value of the Common Stock reflected by the terms of such Organic Change divided by the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change and a corresponding immediate adjustment to the number of Warrant Shares acquirable and receivable upon exercise of the Warrants (whether or not then acquirable or subject to a contingency), if the value so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change). The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change (including a purchaser of all or substantially all the Company's assets) assumes by written instrument (in form and substance satisfactory to the Required Holders) the obligation to deliver to such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire upon exercise of Warrants.

        2E. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Permitted Issuance), then the Company's Board of Directors shall make an appropriate adjustment in the Exercise Price, the Deemed Issue Price and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency) so as to protect the rights of the Registered Holder of this Warrant; provided that no such adjustment shall increase the Exercise Price or decrease the number of Warrant Shares issuable upon exercise hereof other than as a readjustment in a manner consistent with that contemplated by Section 2(B)(iv).

        2F.    Notices.

               (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Company shall give written notice to the Registered Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii)  The  Company  shall  also  give  written   notice  to  the
Registered Holder at least 30 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

        SECTION 3. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the "Purchase Rights"), then the Registered Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Registered Holder would have acquired if such Registered Holder had held the maximum number of Warrant Shares acquirable (whether or not then acquirable or subject to a contingency) upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

        SECTION 4. Definitions. The following terms have the meanings set forth below and terms not otherwise defined herein have the meaning assigned to them in the Investment Agreement:

        "Affiliate" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (ii) any other Person that owns or controls 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any Option or the conversion or exchange of any Convertible Securities) of that Person or any of its Affiliates, or (iii) any member, director, partner, officer, agent, employee or relative of such Person or any of its direct or indirect Affiliates. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise. With respect to a natural person, the term "Affiliate" also shall include such person's spouse and lineal descendants.

        "Aggregate Exercise Price" has the meaning ascribed to it in Section 1B(i)(d).

        "Bankruptcy Law" means Title 11 of the United States Code and any similar federal or state law for the relief of debtors.

        "Block Trade" means the sale of shares of Common Stock in a "block" as defined in Rule 10b-18(14) (without giving effect to the proviso thereto) of the Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the Date of Issuance.

        "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New York, Nevada or California are authorized or obligated to close.

        "Business Plan" has the meaning ascribed thereto in the Investment Agreement.

        "Call Notice" has the meaning ascribed to it in Section 9.

        "Call Price" has the meaning ascribed to it in Section 9.

        "Common Stock" means the Common Stock, par value $.001 per share, of the Company, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock, and all other securities of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

        "Common Stock Deemed Outstanding" means, at any given time, the number of shares of all classes of the Company's Common Stock actually outstanding at such time, plus the number of shares of the Company's common stock deemed to be outstanding pursuant to Section 2B(i) or 2B(ii) hereof.

        "Company" has the meaning ascribed to it in the first paragraph of this Warrant.

        "Convertible  Securities"  has the  meaning  ascribed  to it in  Section
2B(i).

        "Date of Issuance" means May 1, 1998 the Company initially issues this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

        "Deemed Issue Price" means $0.50, as such price may be adjusted from time to time pursuant to Section 2 hereof.

        An "Event of Default" shall be deemed to have occurred if:

               (i) the Company materially defaults in the performance or observance of any of its covenants or agreements contained in this Warrant, the Investment Agreement or any other Operative Agreement (as defined in the Investment Agreement) or a material breach of any representations or warranties of the Company contained in such documents shall exist at the time such representation or warranty was made or deemed to be made;

               (ii) any breach or default occurs by the Company or any Subsidiary (as defined in the Investment Agreement) under any agreement, mortgage, indenture, instrument or other Contract (as defined in the Investment Agreement) under which there is issued or by which there is secured or evidenced any Indebtedness in excess of $100,000;

               (iii) the Company or any Subsidiary (as defined in the Investment Agreement) defaults in the performance or observance of any of its covenants or agreements in the Company Management Agreements, the Management Agreement, the SMR Licenses, the Loan Agreements or the FCC Licenses (as each such term is defined in the Investment Agreement) and such default, either individually or taken together with all or any other such defaults, would have a material adverse effect on the Business or Condition of the Company or its Assets and Properties;

               (iv) (x) an Action or Proceeding is pending or, to the knowledge of the Company and its Subsidiaries, threatened, or (y) an Order is outstanding or, the Company or a Subsidiary has received notice of or knows of an Order, in any case against, relating to or affecting the Business or Condition of the Company (as defined in the Investment Agreement) which could reasonably be expected to have a material adverse effect thereon;

               (v) a final judgment for the payment of money (other than with respect to the Notes) is entered by a court of competent jurisdiction against the Company or any Subsidiary which remains undischarged for a period (during which such judgment remains undischarged, unvacated, unbounded or unstayed) of 30 days, provided that such judgment (individually or together with all other such judgments) exceeds $100,000;

               (vi) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law of it or for all or substantially all of its property, (4) makes a general assignment for the benefit of its creditors, or
(5) generally is unable to pay its debts as the same become due; or

under any Bankruptcy Law that (1) is for relief against the Company or any Subsidiary in an involuntary case, (2) appoints a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law of the Company or any Subsidiary or for all or substantially all of its property, or (3) orders the liquidation of the Company or any Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

        "Exercise Period" has the meaning ascribed to it in Section 1A.

        "Exercise Price" means $1.25 for each Warrant Share as such price may be adjusted from time to time pursuant to Section 2 hereof.

        "Exercise Time" has the meaning ascribed to it in Section 1B(i).

        "Fair Market Value" means, with respect to each share of Common Stock as of a particular date (i) the average of the closing sales prices on such date of the Common Stock on all domestic securities exchanges on which the Common Stock is listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day the Common Stock is not so listed, the sales price for the Common Stock as of 4:00 P.M., New York time, as reported on the Nasdaq National Market, in each such case averaged over a period of 40 trading days consisting of the day before "Fair Market Value" is being determined and the immediately prior 39 trading days prior to such day during which the Common Stock was traded. Notwithstanding the foregoing, if at any time of determination either (x) the Common Stock is not registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, and either listed on a national securities exchange or authorized for quotation in the Nasdaq National Market, or (y) less than 25% of the outstanding Common Stock is held by the public free of transfer restrictions under the Securities Act of 1933, as amended, then Fair Market Value shall mean the price that would be paid per share for the entire common equity interest in the Company in an orderly sale transaction between a willing buyer and a willing seller, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale, without discount for lack of liquidity, or minority position. Fair Market Value shall be determined jointly by the Company's Board of Directors in its good faith judgment and the Required Holders. If such parties are unable to agree as to such a joint determination of Fair Market Value within 15 days of notice by one party to the other of the necessity of calculating Fair Market Value for purposes of this Warrant, then, such value shall be determined by an independent investment banking or appraisal firm mutually acceptable to the Company and the Required Holders. If the Required Holders and the Company are unable to agree upon an independent investment banking or appraisal firm, then the Required Holders shall select one such independent investment banking or appraisal firm and the Company shall select another such firm, and the calculation of Fair Market Value shall be made by a third such independent investment banking or appraisal firm that has been selected by the two firms so chosen by the Required Holders and the Company. In each such case, the firm calculating Fair Market Value shall submit to the Company and each Registered Holder such firm's written opinion addressed to each such Registered Holder setting forth such determination. If the independent investment banking or appraisal firm gives a range for its calculation of Fair Market Value, then Fair Market Value shall be the midpoint of such range. The fees and expenses of such firm will be borne by the Company, and the determination of such firm will be final and binding upon all parties.

        "Floating Price Securities" means the Securities listed in Section 2 of Attachment A hereto and any other agreement, instrument, document or understanding in existence on the Date of Issuance (other than the securities listed in Sections 1 and 3 of Attachment A hereto) pursuant to which the Company is either obligated or permitted to issue shares of Common Stock.

        "Fully Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, as of each date of determination thereof, the sum of (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exchange, exercise, conversion or payment with respect to all Options and Convertible Securities then outstanding.

        "Identified Securities" means the securities listed in Attachment A hereto.

        "GAAP" means generally accepted accounting principles consistently applied.

        "Investment Agreement" means the Investment Agreement, dated as of the date hereof, between the Company and REI (as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof).

        "New  Preferred  Shares"  has  the  meaning  ascribed  to it in  Section
1B(iii).

        "Options" has the meaning ascribed to it in Section 2B(i).

        "Organic Change" has the meaning ascribed to it in Section 2D.

        "Permitted Issuance" means (i) the issuance from time to time by the Company of shares of Common Stock upon exercise of the Warrant, the Stock Purchase Warrant, dated even date herewith, between the Company and REI for the purchase of 10,119,614 shares of Common Stock (subject to adjustment), the Stock Purchase Warrant, dated even date herewith, between the Company and REI for the purchase of 14,612,796 shares of Common Stock (subject to adjustment) or any New Warrant (as each such Warrant may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof) (and any replacements thereof), (ii) the issuance from time to time by the Company of Identified Securities and of shares of Common Stock upon the exercise of Identified Securities other than Floating Price Securities, (iii) the issuance from time to time by the Company of New Warrants and (iv) the issuance by the Company of shares of Common Stock in accordance with Section 4.20 of the Investment Agreement.

        "Person" means any individual, corporation, joint stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association or governmental or regulatory authority.

        "Purchase Rights" has the meaning ascribed to it in Section 3.

        "Purchaser" has the meaning ascribed to it in Section 1B(i)(a).

        "Registered Holder" has the meaning ascribed thereto in the first paragraph of this Warrant.

        "REI" means Recovery Equity Investors II, L.P., a Delaware limited partnership.

        "Required Holders" means, at any time of determination, holders of Warrants that represent more than 50% of all of the Warrant Shares then issuable upon exercise of the Warrants then outstanding.

        "Shareholders Agreement" means the Shareholders Agreement dated as of May 1, 1998, among the Company, REI and the other parties thereto as such agreement may be amended, supplemented or modified from time to time in accordance with the terms thereof.

        "Warrants" means this Stock Purchase Warrant and any other Warrants issued pursuant to Section 7 or 8.

        "Warrant Shares" means shares of Common Stock; provided, that if the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

        SECTION 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

        SECTION 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder (subject to the provisions of paragraph 1B(iv) hereof), upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company. The Registered Holder shall not sell, transfer or otherwise dispose of this Warrant or any Warrant Shares, in whole or in part, except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder and then only in accordance with the terms of the Shareholders Agreement.

        Each certificate evidencing shares of Warrant Shares and each Warrant issued upon such transfer shall bear the restrictive legends set forth on this Warrant and those required by the Shareholders Agreement.

        SECTION 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are also referred to herein as "Warrants."

        SECTION 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

        SECTION 9. Company Call Right. At any time after April 1, 1999, to the extent this Warrant has not been exercised, the Company shall have the right to purchase this Warrant from the Registered Holder, in whole but not in part, for a purchase price equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is then exercisable (the "Call Price") in each case as of the date of closing contemplated in the next sentence, by giving written notice to the Registered Holder of the Company's desire to purchase this Warrant (the "Call Notice") provided that on the date such Call Notice is given
(i) the Fair Market Value per share of the Company's Common Stock is at least equal to $1.75 (appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events), (ii) at least 10% of the Company's outstanding shares of Common Stock traded in the 40 trading day period during which the Fair Market Value per share of the Company's Common Stock was determined for purposes of clause (i); provided, however, that for purposes of determining the number of shares traded during such period, Block Trades shall be excluded, (iii) the Company's Common Stock is listed on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market and (iv) the Company has not experienced a material shortfall from the Projections and no Event of Default (or event which with notice or lapse of time or both would become an Event of Default) has occurred and is continuing. The closing of the purchase and sale of this Warrant shall take place on such date as is specified in the Call Notice, which date shall be no sooner than 30 Business Days after receipt of the Call Notice and no later than 60 days after receipt of the Call Notice, at the Company's principal place of business. At such closing, the Registered Holder shall transfer all right, title and interest in and to this Warrant to the Company and the Company shall pay to the Registered Holder, by wire transfer of immediately available funds, an amount equal to the Call Price. Notwithstanding the foregoing, at any time prior to the closing contemplated by this Section 9, this Warrant may be exercised in accordance with its terms.

        SECTION 10. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile, and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to a Registered Holder, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

        SECTION 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Required Holders.

        SECTION 12a Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

        SECTION 13a Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. ALL QUESTIONS CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                    * * * * *

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.



                                      CHADMOORE WIRELESS GROUP, INC.




                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:


Attest:


------------------------------
Name:
Title:




















                               [Certificate No. 1]

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT



Dated:

To:




               The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. ), hereby agrees to subscribe for the purchase of [all of the] [Insert number] Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share and in the manner provided by such Warrant.


                                      Signature
                                               ------------------------------

                                      Address
                                             --------------------------------

                                                                      EXHIBIT II


                                   ASSIGNMENT


        FOR   VALUE   RECEIVED,                                           hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. ) with respect to [all of the] [Insert number] Warrant Shares covered thereby set forth below, unto:

Names of Assignee                     Address                      No. of Shares








Dated:                 Signature
                                             --------------------------------

                              Witness
                                             --------------------------------

Chadmoore Wireless Group, Inc.                                      Attachment A





                                    Section 1
                                    ---------

         Convertible Securities                   Outstanding Securities                  Comments
         ----------------------                   ----------------------                  --------
See Floating Price Securities - - Section 2            See Section 2


                                    Section 2
                                    ---------

         Floating Price Securities                Outstanding Securities                  Comments
         -------------------------                ----------------------                  --------

Series B Preferred (related to the Settondown            1,738,120                 86,906 Shares outstanding
financing)                                                                         Conv. Formula = (86,906*10)/.5
                                                                                   Deemed Issue Price of $.50 per share

Cygni Restructured Note Due 09/98                         3,345,000                10 payments of $162,750 per month
in the amount of $1,672,500                                                        in cash or stock at market -- assumes
                                                                                   Deemed issue price of $0.50

Interest Due under the Cygni Note                          800,000                 Assumes payment in stock at the
                                                                                   Deemed issue price

Kelly Perry Agreement                                      13,333                  1/3 of $20,000 payment for development
                                                                                   of budgeting system at fair market value
                                                                                   on the date of issuance.  Assumes $0.50
                                                                                   per share price.

Moscato Marsh & Partners, Inc.                             79,200                  $3,600 of Common Stock per month
Letter Agreement                                                                   Commencing on 12/01/31  and Terminating
                                                                                   on 11/30/98.  Assumes $0.50 per share
                                                                                   price.

                                    Section 2 Cont.
                                    --------------

         Floating Price Securities                Outstanding Securities                  Comments
         -------------------------                ----------------------                  --------

M&A West                                                   105,000                 5,000 shares issued for signing and
Financial Consulting Services Agreement                                            $50,000 in freely tradeably shares at an
                                                                                   assumed price of $0.50 per share.

                                         Sub Total:      6,080,653
                                                        ----------
                                    Section 3
                                    ---------
                                                          Options
                 Options                          Authorized/Outstanding                  Comments
                 ------                           ----------------------                  --------

Options Issued under the Amended                         2,497,000                 See Exhibit A
Non-Qualified Employee Stock Option Plan

Miscellaneous Option Issuances                           3,642,305                 See Exhibit B

Options Issued under the1998 Nonqualified                  276,000                 See Exhibit C
Stock Option Plan (Employee Pool Shares)

Remaining under the 1998 Nonqualified Stock              2,724,000                 See Exhibit C
Option Plan (Employee Pool Shares)

Options Registered on Form S-8 #33-94508                    25,000                 See Exhibit D

Options Registered on Form S-8 #33-80405                       0                   See Exhibit E

                                 Section 3 Cont.
                                 --------------
                                                          Options
                 Options                          Authorized/Outstanding                  Comments
                 ------                           ----------------------                  --------

Shares of Common Stock remaining under                      27,500                 See Exhibit E
Form S-8 #33-80405 to be issued

Shares of Common Stock remaining under                     641,500                 See Exhibit F
Form S-8# 333-4129 to be issued

Class A Warrants                                           385,604                 See Exhibit G

Class B Warrants                                         1,931,916                 See Exhibit H

Miscellaneous Issuances                                    881,250                 See Exhibit I

Class C Warrants                                           150,000                 See Exhibit J

Class D Warrants                                           150,000                 See Exhibit K


                                         Sub Total:     13,332,075
                                                        ----------

                                    Section 4
                                    ---------
                                                        Securities
     Common Stock/Options to be issued                 to be Issued                       Comments
     ---------------------------------                 ------------                       --------

Cygni - Willora Restructure Shares                          70,000

Options to be issued to Jennifer Posgay                      1,000

                                         Sub Total:         71,000
                                                        ----------

Total Common Stock Equivalents:                         19,483,728
                                                        ==========
